Exhibit 23.1

                        KILLMAN, MURRELL & COMPANY, P.C.
                          1931 E. 37th Street, Suite 7
                            Odessa, Texas 75202-3797

                                  June 22, 1998

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re: Consent to Disclosure regarding Dismissal

Ladies and Gentlemen:

      We have read the disclosure under Item 4 in the Company's Report on Form 8-K dated June 22, 1998 relating to the dismissal of our firm and agree with such statement.

                                    Very truly yours,

                                    Killman, Murrell & Company, P.C.

                                    By: /s/ Michael Killman
                                       ----------------------
                                       Name: Michael Killman
                                       Title: President